Registration Nos. 333-85270, 333-118022, 333-123536, 333-150124, 333-151469, 333-151495

As filed with the Securities and Exchange Commission on March 30, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8 POS
(POST-EFFECTIVE AMENDMENT NO. 1)

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
___________________________________________

PHARMANET DEVELOPMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	59-2407464
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

504 Carnegie Center Princeton, NJ 08540
(Address of Principal Executive Offices including Zip Code)

Second Amended and Restated 1999 Stock Option Plan and Stock Option Agreements
2004 Employee Stock Purchase Plan
2004 Acquisition Stock Option Plan
2004 Employee Stock Purchase Plan, as amended and restated
PharmaNet Development Group 2008 Incentive Compensation Plan
2008 International Employee Stock Purchase Plan

(Full title of the plan)

Steven J. Daniels, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square P.O. Box 636 Wilmington, Delaware 19899 Tel: 302-651-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by PharmaNet Development Group, Inc. (formerly known as SFBC International, Inc.) with the Securities and Exchange Commission:

1.           Registration No. 333-85270, filed on April 1, 2002, pertaining to shares of common stock to be offered under the Second Amended and Restated 1999 Stock Option Plan and Stock Option Agreements;

2.           Registration No. 333-118022, filed on August 6, 2004, pertaining to shares of common stock to be offered under the 2004 Employee Stock Purchase Plan;

3.           Registration No. 333-123536, filed on March 24, 2005, pertaining to shares of common stock to be offered under the 2004 Acquisition Stock Option Plan;

4.           Registration No. 333-150124, filed on April 7, 2008, pertaining to shares of common stock, including Preferred Stock Purchase Rights, to be offered under the 2004 Employee Stock Purchase Plan, as amended and restated;

5.           Registration No. 333-151469, filed on June 6, 2008, pertaining to shares of common stock, including Preferred Stock Purchase Rights, to be offered under the PharmaNet Development Group 2008 Incentive Compensation Plan;

6.           Registration No. 333-151495, filed on June 6, 2008, pertaining to shares of common stock, including Preferred Stock Purchase Rights, to be offered under the 2008 International Employee Stock Purchase Plan and 2004 Employee Stock Purchase Plan, as amended and restated;

The undersigned hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, PharmaNet Development Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, state of New Jersey, on the 30th day of March, 2009.

PHARMANET DEVELOPMENT GROUP, INC.

By:	/s/ John P. Hamill
Name: John P. Hamill Title: Chief Financial Officer Date: March 30, 2009

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey P. McMullen Jeffrey P. McMullen	President and Chief Executive Officer, Director (Principal Executive Officer)	March 30, 2009

/s/ John P. Hamill John P. Hamill	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2009

/s/ PAUL S. LEVY Paul S. Levy	Director	March 30, 2009

/s/ RAMSEY A. FRANK Ramsey A. Frank	Director	March 30, 2009

/s/ THOMAS S. TAYLOR Thomas S. Taylor	Director	March 30, 2009

/s/ PETER M. STROTHMAN Peter M. Strothman	Director	March 30, 2009

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